Exhibit 99.1

                               PRESS RELEASE
                            REPORT OF EARNINGS

                                                               May 10, 2010
                                                    Shawnee Mission, Kansas

The following is a report of earnings for Seaboard Corporation (NYSE AMEX symbol: SEB) with offices at 9000 West 67th Street, Shawnee Mission, Kansas 66202, (the "Company"), for the three months ended April 3, 2010 and April 4, 2009, in thousands of dollars except share and per share amounts.

                                                       Three Months Ended
                                                        April 3,   April 4,
                                                          2010       2009

Net  sales                                            $1,020,276 $  917,568

Net  earnings attributable to Seaboard                $   62,778 $   15,973


Net  earnings  per  common  share                     $    50.84 $    12.89

Average  number of shares outstanding                  1,234,710  1,239,207


Notes to Report of Earnings:

Seaboard Corporation today filed its Quarterly Report on Form 10-Q with the United States Securities and Exchange Commission. Seaboard has provided access to the Quarterly Report on Form 10-Q on its website at http://www.seaboardcorp.com/investor-sec.aspx.

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